HEPALIFE TECHNOLOGIES, INC.
INTRODUCTION TO PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
 (Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the merger between AquaMed Technologies, Inc. (“AquaMed” or the “Company”) and a wholly-owned subsidiary of HepaLife Technologies, Inc. (“HepaLife”), contemplated in the Agreement and Plan of  Merger dated as of May 11, 2010.  Effective on May 11, 2010, AquaMed was merged with a wholly-owned subsidiary of HepaLife, becoming a wholly-owned subsidiary of HepaLife whereby 100% of the issued and outstanding common and preferred shares of AquaMed were exchanged for approximately 85 million shares (45% of voting control) of HepaLife, a public corporation. Certain former members of AquaMed's management assumed all key management roles of the combined company and also received majority control of the Board. All members of management of HepaLife prior to the Merger (as defined below) are no longer with HepaLife.

As a result of the transaction, the former owners of AquaMed became the controlling stockholders of HepaLife. Accordingly, the merger of AquaMed and HepaLife is a reverse merger that has been accounted for as a reverse business combination in which AquaMed is deemed to be the accounting acquirer. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma condensed combined balance sheet combines the balance sheets of AquaMed and HepaLife as if the recapitalization has occurred on March 31, 2009. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 (the fiscal year of AquaMed, the accounting acquirer) combines the historical statements of operations of AquaMed and HepaLife for the year ended December 31, 2009 and gives pro forma effect to the recapitalization as if it were completed on January 1, 2009. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2010 combines the historical statements of operations of AquaMed and HepaLife for the three months ended March 31, 2010 and gives pro forma effect to the reverse merger as if it were completed on January 1, 2010. References are made to the notes to the pro forma statements and a detailed explanation of these combinations.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical consolidated financial statements of AquaMed for the year ended December 31, 2009 and the unaudited historical consolidated financial statements of AquaMed for the three months ended March 31, 2010 and 2009 appearing elsewhere and included in this Form 8-K/A of HepaLife and the historical financial statements of HepaLife, as filed with the Securities and Exchange Commission and issued in its Form 10-K for the years ended December 31, 2009 and 2008 and its unaudited financial statements, as filed and issued in its Forms 10-Q for the quarters ended March 31, 2010 and March 31, 2009.

These pro forma condensed combined financial statements may not be indicative of what would have occurred if the reverse merger had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

On May 11, 2010, HepaLife consummated a Merger (the “Merger”) whereby HepaLife acquired all of the issued and outstanding common and preferred shares of AquaMed, a privately-held Delaware corporation in exchange for 85 million shares of Hepalife common stock. Additionally, HepaLife consummated private placements on May 11, 2010 of 9,400,000 units of its securities and on May 14, 2010 of 2,000,000 units of its securities at a price of $0.125 per unit and received aggregate gross proceeds of $1,425,000 ($1,300,000 net of fees).  Each unit consisted of (i) one (1) share of HepaLife Common stock, (ii) one half of one five year Series E Stock Purchase Warrant with an exercise price of $0.16 per share, and (iii) one half of one five year Series F Stock Purchase Warrant with an exercise price of $0.20 per share.

Also immediately prior to the Merger, AquaMed issued 19,531 shares of Series B Preferred Stock to Harborview Value Master Fund, LP in exchange for $250,000. These shares were subsequently exchanged for common shares as part of the merger consideration received by AquaMed shareholders in the Merger.

Palladium Capital Advisors, LLC served as the sole placement agent for the private placements, and acted as advisor to HepaLife for the Merger. Palladium received 2 million common shares and $119,000 as payment for services rendered.

In connection with the Merger, certain former members of AquaMed management assumed all key management roles of the combined operating company, including that of President, Chairman of the Board and Chief Financial Officer. The Board of Directors is now controlled by certain former members of management of AquaMed.

Pro forma Statement of Stockholders’ Equity – March 31, 2010

				Retained
			Additional	Earnings/
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	(Deficit)	Total

Balance-January 1, 2010	84,800,000	$84,800	$7,460,362	$(763,806)	$6,781,356

• Sale of shares	11,400,000	11,400	1,288,600		1,300,000
• Placement fee	2,000,000	2,000	(2,000)		--
• Acquisition of
HepaLife business	101,494,158	101,495	19,181,967		19,283,462
• Net loss for three months				(643,415)	(643,415)

Balance-March 31, 2010	199,694,158	$199,695	$27,928,929	$(1,407,221)	$26,721,403

Harborview Master Fund, LP and Harborview Value Master Fund (collectively “Harborview”) (a major shareholder of AquaMed) and whose principals now control all of the key management positions of the combined company and the Board of Directors is the largest direct shareholder owning approximately 35 million shares of common stock (representing 18% of total shares outstanding).

The HepaLife business focuses on the development of a cell-based bioartificial liver system. It is developing HepaMate, an extracorporeal cell-based bioartificial liver system designed to combine blood detoxification with liver cell therapy to provide whole liver function in patients with the most severe forms of liver failure.

The AquaMed business focuses on manufacturing, marketing, selling and distributing hydrogel, an aqueous polymer-based radiation ionized gel, which is used in various medical and cosmetic products. The combined Company expects to continue to develop and expand its product base of both HepaLife and Aquamed.

AquaMed Technologies, Inc. and HepaLife Technologies, Inc.
Pro Forma Condensed Combined Balance Sheet
March 31, 2010
(Unaudited)

		(b)	(a)
		HepaLife	AquaMed
	Note	Technologies	Technologies,	Pro Forma Adjustments			Pro Forma
	Ref.	Inc.	Inc.	Debit	Credit		Combined

CURRENT ASSETS
Cash - operating	c	$2,077,362	$143,505	$798,497	$		$3,019,364
Cash - escrow	c			501,503			501,503
Accounts receivable, less allowance for doubtful accounts		--	43,967				43,967
Inventories		--	121,879				121,879
Prepaid expenses and other current assets		20,585	9,976				30,561
Property and equipment net		--	2,413,005				2,413,005
Other assets		--	27,335				27,335
Intangible assets,	d	--	3,617,636	17,300,000			20,917,636
TOTAL ASSETS		2,097,947	6,377,303	18,600,000		--	27,075,250

LIABILITIES
Accounts payable and other current liabilities		102,568	239,362				341,930
Derivative obligation - warrants		11,917					11,917
TOTAL LIABILITIES		114,485	239,362	--		--	353,847

REDEEMABLE CONVERTIBLE PREFERRED STOCK	c	--	7,374,581	7,374,581		--	--

EQUITY
Common stock par value	c	101,495	460			97,740	199,695
Additional paid in capital	c,d	22,391,817	18,540	20,694,609		26,213,181	27,928,929
Accumulated deficit	c	(20,509,850)	(1,255,640)	250,000		20,608,269	(1,407,221)

TOTAL EQUITY		1,983,462	(1,236,640)	20,944,609		46,919,190	26,721,403

TOTAL LIABILITIES AND EQUITY		$2,097,947	$6,377,303	$28,319,190		$46,919,190	$27,075,250

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

(a)	Derived from the unaudited balance sheet of AquaMed as of March 31, 2010 included in this Form 8-K/A of HepaLife.

(b)	Derived from the unaudited balance sheet of HepaLife as of March 31, 2010 included in its Form 10-Q filed with the SEC.

(c)	Right prior to the Merger, the Company sold additional Preferred stock for $250,000. Reflects the Merger and the sale of common shares.

(d)
To reflect the fair value of net assets acquired from the acquisition of HepaLife. The fair value of the HepaLife business was $19,283,000 based on 101,494,158 shares issued at a closing stock price of $.19 at the date of the Merger. As part of the acquisition, AquaMed acquired identifiable net assets of $1,983,000 and intangibles of $17,300,000. As part of the intangibles, the Company acquired In-Process R&D Technology. In-Process R&D Technology represents patented biotech technologies which currently have no commercial use. The value assigned to this technology will not be subject to amortization until such time as the technology is placed in service. Currently, the Company is in the process of obtaining an independent appraisal of the value of this technology.

AquaMed Technologies, Inc. and HepaLife Technologies, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2010
(Unaudited)

		(b)	(a)	Pro Forma Adjustments
		HepaLife	AquaMed
	Note	Technologies,	Technologies			Pro Forma
	Ref.	Inc.	Inc.	Debit	Credit	Combined

Net Sales		$--	$229,408			$229,408

Cost of Sales		--	432,793			432,793

Gross Loss		--	(203,385)			(203,385)

Operating Expenses	c, d	274,567	189,865	$250,000	$274,567	439,865

Operating Loss		(274,567)	(393,250)	250,000	274,567	(643,250)

Other Income (Expense)	c	1,833	(165)	$1,833		(165)

Net Loss before Income Taxes		(272,734)	(393,415)	251,833	274,567	(643,415)

Provision for Income Taxes		--	--			--

Net Loss	c	(272,734)	(393,415)	251,833	274,567	(643,415)

Accretion of Convertible Preferred Stock to Redemption Value	c	--	(45,029)		45,029	--

Net Loss Attributable to Common Stockholders		$(272,734)	$(438,444)	$251,833	$319,596	$(643,415)

Pro Forma Weighted Average Common Shares Outstanding:
Basic and diluted	c	101,494,158				199,694,158

Pro Forma (Loss) per Common Share:
Basic and diluted		$(0.00)				$(0.00)

AquaMed Technologies, Inc. and HepaLife Technologies, Inc.
Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2009
(Unaudited)

		(b)	(a)
		HepaLife	AquaMed
	Note	Technologies	Technologies,	Pro Forma Adjustments		Pro Forma
	Ref.	Inc.	LLC	Debit	Credit	Combined

Net Sales		$--	1,448,669			1,448,669

Cost of Sales		--	1,676,277			1,676,277

Gross Loss		--	(227,608)			(227,608)

Operating Expenses	c, d	1,513,928	512,690	$250,000	1,513,928	762,690

Operating Loss		(1,513,928)	(740,298)	250,000	1,513,928	(990,298)

Other Income (Expense)	c	(1,334,041)	(13,508)		1,334,041	(13,508)

Net (Loss) Income before Income Taxes		(2,847,969)	(753,806)	250,000	2,847,969	(1,003,806)

Income Taxes		--	10,000		--	10,000

Net (Loss) Income	c	(2,847,969)	(763,806)	250,000	2,847,969	(1,013,806)

Accretion of Convertible Preferred Stock to Redemption Value	c	--	(53,390)	--	53,390	--

Net (Loss) Income Attributable to Common Stockholders		$(2,847,969)	$(817,196)	$250,000	$2,901,359	$(1,013,806)

Pro Forma Weighted Average Common Shares Outstanding:
Basic and Diluted	c	93,688,134				199,694,158

Pro Forma (Loss) Income per Common Share:
Basic and diluted		$(0.03)				$(0.01)

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENTS OF OPERATIONS

(a)	Derived from the audited income statements of AquaMed for the year ended December 31, 2009 and the unaudited consolidated statement of operations of AquaMed for the three months ended March 31, 2010.

(b)
Derived from the audited income statements of HepaLife for the year ended December 31, 2009 and the unaudited consolidated statement of operations of HepaLife for the three months ended March 31, 2010.

(c)	Reflects elimination of operations as a result of reverse merger and issuance of common shares.

(d)	Transaction success fee for $250,000.